                                                                    LTSI               MBI             Pro Forma
                                                                  9/30/2004         12/31/2004         Combined
         ASSETS
CURRENT ASSETS
      Cash and Cash Equivalents                                  $      2,691      $     25,176      $     27,867
      Trade Accounts Receivable                                            ==            24,235            24,235
      Prepaid Expenses and Other Assets                                    ==             5,871            52,102
                                                                 ================================================

                  Total Current Assets                                  2,691            55,282            55,282
                                                                 ================================================

PROPERTY AND EQUIPMENT
      Furniture                                                            ==            65,658            65,658
      Equipment                                                            ==           128,314           128,314
      Land                                                                 ==             1,500             1,500
                                                                 ================================================

         Total Property and Equipment                                      ==           195,472           195,472
              Less:  Accumulated Depreciation                              ==          (160,546)         (160,546)
                                                                 ================================================

                  Net Property and Equipment                               ==            34,926            34,926
                                                                 ================================================

OTHER ASSETS
      Deposits                                                             ==             5,976             5,976
      Goodwill = Net                                                       ==             2,760             2,760
                                                                 ================================================

                  Total Other Assets                                       ==             8,736             8,736
                                                                 ================================================

         TOTAL ASSETS                                            $      2,691      $     98,944           101,635
                                                                 ================================================

         LIABILITIES AND STOCKHOLDERS' AND PARTNERS' EQUITY

CURRENT LIABILITIES
      Accounts Payable and Accrued Liabilities                   $    125,413      $     41,167           166,580
                                                                 ================================================

                  Total Current Liabilities                           125,413            41,167           166,580
                                                                 ================================================

STOCKHOLDERS' AND PARTNERS' EQUITY
      Preferred Stock                                                  60,000                ==            60,000
      Common Stock                                                    271,950                ==           271,950
      Additional Paid=in=Capital                                    9,456,612                ==         9,456,612
      Accumulated Deficit                                          (9,911,284)               ==        (9,911,284)
      Partners' Equity                                                     ==            57,777            57,777
                                                                 ================================================

                  Total Stockholders' and
                    Partners' Equity                                 (122,722)           57,777           (64,945)
                                                                 ================================================

         TOTAL LIABILITIES AND STOCKHOLDERS'
           PARTNERS' EQUITY                                      $      2,691      $     98,944      $    101,635
                                                                 ================================================

     10/01/04                                                         16,284,423
     10/31/04                                                         16,284,423
     11/30/04                                                         16,284,423
     12/31/04                                                         16,284,423
     01/31/05                                                         16,284,423
     02/28/05                                                         16,284,423
     03/31/05                                         18,675,000
                                                      15,000,000
                                                      30,000,000
                                                       4,775,000      84,734,423

                                                                     182,440,961

              WEIGHTED AVERAGE # OF SHARES                            26,062,994

     10/01/03                                                         13,371,242
     10/31/03                                                         13,371,242
     11/30/03                                                         13,371,242
     12/31/03                                             25,000
                                                       2,888,181      16,284,423
     01/31/04                                                         16,284,423
     02/28/04                                                         16,284,423
     03/31/04                                                         16,284,423
     04/30/04                                                         16,284,423
     05/31/04                                                         16,284,423
     06/30/04                                                         16,284,423
     07/31/04                                                         16,284,423
     08/31/04                                                         16,284,423
     09/30/04                                         18,675,000
                                                      15,000,000
                                                      30,000,000
                                                       4,775,000      84,734,423
                                                                    ============

                                                                     271,407,956

              WEIGHT AVE # OF SHARES                                  20,877,535

                           LOCAL TELECOM SYSTEMS, INC.
              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                                                    For the Years Ended
                                               ===============================       Purchase        Assignment          Pro Forma
                                                   LTSI              MBI             By BAJJER         To LTSI           Combined
                                               September 30,     December 31,        March 25,         May 17,           March 31,
                                                   2004              2004              2005              2005              2005
                                               ============      ============      ============      ============      ============
REVENUE                                        $         ==      $  1,665,641      $         ==      $         ==      $  1,665,641

GENERAL AND OPERATING EXPENSES
     Salaries and Commissions                            ==           832,704                ==                ==           832,704
     Payroll Taxes and Benefits                          ==           287,704                ==                ==           287,704
     Loan Production Costs                               ==           110,019                ==                ==           110,019
     General Office Expense                              ==           394,607                ==                ==           394,607
     Rent                                                ==            62,225                ==                ==            62,225
     Amortization and Depreciation                       ==            14,322                ==                ==            14,322
                Total General and Operating
                  Expenses                               ==         1,701,581                ==                           1,701,581
                                               ============      ============      ============      ============      ============
                                                                                                                                 ==
                OPERATING INCOME                         ==           (35,940)               ==                ==           (35,940)
                                                                                                                                 ==
OTHER INCOME (EXPENSES)                                                                                                          ==
     Interest Income                                     ==               191                ==                ==               191
     Loss on Sale of Investments                         ==            (4,962)               ==                ==            (4,962)
                                               ============      ============      ============      ============      ============

                Total Other Income (Expenses)            ==            (4,771)               ==                ==            (4,771)
                                               ============      ============      ============      ============      ============
                                                                                                                                 ==
                LOSS FROM CONTINUING                                                                                             ==
                  OPERATIONS                             ==           (40,711)               ==                ==           (40,711)

DISCONTINUED OPERATIONS                            (553,021)               ==                ==                ==          (553,021)
                                               ============      ============      ============      ============      ============

                NET (LOSS) INCOME              $   (553,021)     $    (40,711)     $         ==      $         ==      $   (593,732)
                                               ============      ============      ============      ============      ============

BASIC AND DILUTED LOSS PER SHARE                                                                                       $      (0.37)
                                                                                                                       ============

WEIGHTED AVERAGE NUMBER OF                                                                                                1,599,188
     COMMON SHARES                                                                                                     ============

                           LOCAL TELECOM SYSTEMS, INC.
              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   LTSI              MBI
                                                Six Months       Three Months        Purchase        Assignment          Pro Forma
                                                  Ended             Ended            By BAJJER         To LTSI           Combined
                                                 March 31,         March 31,         March 25,         May 17,           March 31,
                                                   2005              2005              2005              2005              2005
                                               ============      ============      ============      ============      ============
REVENUE                                        $         ==      $    404,619      $         ==      $         ==      $    404,619

GENERAL AND OPERATING EXPENSES
     Legal and Professional Services                     ==                                  ==                ==                ==
     Impairment Loss                                     ==                ==                ==                ==                ==
     Consulting                                          ==                ==                ==                ==                ==
     Salaries and Commissions                            ==           207,707                ==                ==           207,707
     Payroll Taxes and Benefits                          ==            38,824                ==                ==            38,824
     Loan Production Costs                               ==            59,374                ==                ==            59,374
     General Office Expense                              ==            34,323                ==                ==            34,323
     Rent                                                ==            16,150                ==                ==            16,150
     Amortization and Depreciation                       ==                ==                ==                ==                ==
     Other Selling, General and Administrative                                               ==                ==                ==
         Expenses                                        ==            23,077                ==                ==            23,077
                                               ============      ============      ============      ============      ============
                Total General and Operating
                  Expenses                               ==           379,455                ==                ==           379,455
                                               ============      ============      ============      ============      ============

                OPERATING INCOME                         ==            25,164                ==                ==            25,164

OTHER INCOME (EXPENSES)
     Interest Income                                     ==                ==                ==                ==                ==
     Loss on Sale of Investments                         ==                ==                ==                ==                ==
                                               ============      ============      ============      ============      ============

                Total Other Income (Expenses)            ==                ==                ==                ==                ==
                                               ============      ============      ============      ============      ============

                LOSS FROM CONTINUING
                  OPERATIONS                             ==            25,164                ==                ==            25,164

DISCONTINUED OPERATIONS                            (555,689)               ==                ==                ==          (555,689)
                                               ============      ============      ============      ============      ============

                NET LOSS                       $   (555,689)     $     25,164      $         ==      $         ==      $   (530,525)
                                               ============      ============      ============      ============      ============

BASIC AND DILUTED LOSS PER SHARE                                                                                       $      (0.33)
                                                                                                                       ============

WEIGHTED AVERAGE NUMBER OF                                                                                                1,599,188
     COMMON SHARES                                                                                                     ============

                           LOCAL TELECOM SYSTEMS, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 2005
                                   (UNAUDITED)

                                                                                         Purchase       Assignment      Pro Forma
                                           LTSI            MBI           REVERSE         By BAJJER       To LTSI         Combined
                                         March 31,       March 31,     STOCK SPLIT       March 25,       May 17,         March 31,
                                           2005            2005          50 FOR 1          2005            2005            2005
                                       ------------    ------------    ------------    ------------    ------------    ------------
       ASSETS
CURRENT ASSETS
     Cash and Cash Equivalents         $      4,874    $     48,752                                 (2)$    250,000    $     53,626
                                                                                                    (3)$     50,000
                                                                                                    (5)$   (300,000)
     Accounts Receivable                         --           4,219                                                           4,219
     Prepaid Expenses and Other Assets           --           2,771
                                                                                                                              2,771
                                       ------------    ------------                    ------------    ------------    ------------

              Total Current Assets            4,874          55,742                                              --          60,616
                                       ------------    ------------                    ------------    ------------    ------------

PROPERTY AND EQUIPMENT                                      196,608                 (1)    (146,768)
           Less: Accumulated
                 Depreciation                    --        (146,768)                (1)     146,768
                                       ------------    ------------                    ------------    ------------    ------------

              Net Property and
              Equipment                          --          49,840                              --                          49,840
                                       ------------    ------------                    ------------    ------------    ------------

OTHER ASSETS
     Deposits                                    --           5,976                                                           5,976
     Investment in Montessori                                 4,610                 (1)      (4,610)                             --
     Goodwill - Net                                           3,304                 (1)      (3,304)                             --
     Goodwill                                    --                                 (1)     895,102                         895,102
                                       ------------    ------------    ------------    ------------    ------------    ------------

              Total Other Assets                 --          13,890                         887,188                         901,078
                                       ------------    ------------    ------------    ------------    ------------    ------------

       TOTAL ASSETS                    $      4,874    $    119,472    $         --    $    887,188    $         --    $  1,011,534
                                       ============    ============    ============    ============    ============    ============

       LIABILITIES AND STOCKHOLDERS'
       DEFICIT

CURRENT LIABILITIES
     Accounts Payable and Accrued
     Liabilities                       $   (120,913)   $     (6,660)                                                       (127,573)
     Notes Payable-Net of Loan
     Discounts                                                                                      (2)    (250,000)
                                                                                                    (3)     (50,000)
                                                                                                    (8)      67,750
                                                                                                    (4)       3,800
                                                                                                    (7)      18,900        (209,550)
     Notes Payable                                                                  (1)    (260,000)(5)     200,000         (60,000)
                                       ------------    ------------    ------------    ------------    ------------    ------------

              Total Current
              Liabilities                  (120,913)         (6,660)                       (260,000)         (9,550)       (397,123)
                                       ------------    ------------    ------------    ------------    ------------    ------------

STOCKHOLDERS'  DEFICIT
     Common Stock                           (26,706)             -- (7)   1,308,616 (1)     (57,949)(4)      (1,587)       (106,449)
                                                                                                 -- (8)     (20,207)

     Additional Paid-in-Capital         (10,324,228)             -- (7)  (1,308,616)(1)    (682,051)(4)      (2,214)       (507,963)
                                                                                                 -- (6)  10,466,973
                                                                                                    (7)     (18,900)
                                                                                                    (8)     (47,543)
                                                                                                    (5)     100,000

     Accumulated Deficit                 10,466,973              --                                 (6) (10,466,973)             --

     Partners' Equity                            --        (112,812)                (1)     112,812                              --
                                       ------------    ------------    ------------    ------------    ------------    ------------

              Total Stockholders'
              Deficit                       116,039        (112,812)                       (627,188)          9,550        (614,411)
                                       ------------    ------------    ------------    ------------    ------------    ------------

       TOTAL LIABILITIES AND
          STOCKHOLDERS' DEFICIT        $     (4,874)   $   (119,472)   $         --    $   (887,188)   $         --    $ (1,011,534)
                                       ============    ============    ============    ============    ============    ============

                           LOCAL TELECOM SYSTEMS, INC.
         NOTES TO THE PRO FROMA COMBINED CONDENSED FINANCIAL INFORMATION
                                 MARCH 31, 2005
                                   (UNAUDITED)

(1) This entry reflects the purchase of the assets of MBI Mortgage Corp. and MBI Mortgage Services by Bajjer, LLC on March 25, 2005.

(2) To record a $250,000 promissory note to Bergstrom Investment Management, LLC in conjunction with the acquisition of LTSI.

(3) This transaction records a $50,000 promissory note to SOS Resources Services, Inc. in conjunction with the acquisition of LTSI.

(4) In conjunction with the borrowing of $50,000 from SOS, 95,000 shares of LTSI common stock and 200,000 warrants to purchase LTSI common stock at $.20 were issued.

(5) To record cash paid at closing for reduction of note payable to Sears and to pay professional fees.

(6) This entry records LTSI's retained deficit to the combined paid-in-capital of LTSI.

(7) This entry records the 850,000 warrants issued to Bergstrom Investmtnet Management, LLC in conjunction with the acquisition of MBI.

(8) This entry is to record the 1,210,000 shares of LTSI common stock to the loan guarantors.

                           LOCAL TELECOM SYSTEMS, INC.
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (UNAUDITED)

Effective May 1, 2005, Local Telecom Systems, Inc.'s ("LTSI") shareholders approved a one-for-fifty reverse stock split of the issued and outstanding shares of LTSI'S common stock. The March 31, 2005 stockholders' equity section of the balance sheet for LTSI presented herein has been adjusted to reflect the reverse stock split as follows:

                             As Originally
                               Reported          Adjustments        As Restated
                             ------------       ------------       ------------
      Common Stock           $ (1,335,322)      $  1,308,616       $    (26,706)
      Additional Paid-In-
           Capital             (9,015,612)        (1,308,616)       (10,324,228)
      Accumulated Deficit      10,466,973                 --         10,466,973
                             ------------       ------------       ------------

                             $    116,039       $         --       $    116,039
                             ============       ============       ============

On March 25, 2005, a purchase agreement was executed whereby BAJJER, LLC ("Bajjer") purchased certain assets and the business of MBI Mortgage Services, LTD. ("MBI") for a purchase price of $1,000,000 (740,000 of Local Telecom Systems, Inc. common stock valued at $740,000 or sufficient shares to maintain the $740,000 value and a $260,000 note payable). The assets and liabilities of MBI are recorded at fair market value at the date of their acquisition.

On May 17, 2005, Bajjer assigned its purchase of MBI to LTSI. in exchange for 2,730,000 shares of LTSI's common stock. In connection with the acquisition, LTSI obtained a loan of $250,000 from Bergstrom Investment Management, LLC ("BIM") and a loan of $50,000 from SOS Resource Services, Inc. ("SOS"). The proceeds of the BIM loan was used to pay professional fees and a portion of the purchase price of MBI, and the proceeds of the SOS loan were used to pay professional fees and provide working capital. LTSI issued 95,000 shares of its common stock to one of the loan providers and 1,210,000 shares of its common stock to the guarantors of the loans.

                           LOCAL TELECOM SYSTEMS, INC.
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (UNAUDITED)

In connection with the acquisition assumption of MBI by LTSI, these transactions occurred:

      o     The issuance of 4,775,000 shares of LTSI's common stock relative to:

                  Shares Issued To                              Number of Shares
            -----------------------------                       ----------------
            Owners of BAJJER, LLC                                      2,730,000
            Prior Owner of MBI                                           740,000
            Guarantor of Loans                                         1,210,000
            One of the Lenders                                            95,000
                                                                ----------------

                                                                       4,775,000
                                                                ================

      o 1,710,000 warrants were issued to purchase LTSI's common stock as follows:

                  Warrants Issued To                          Number of Warrants
            -----------------------------                     ------------------
            Loan Guarantors                                            1,050,000
            Collateral for Loans Providers                               660,000
                                                              ------------------

                                                                       1,710,000
                                                              ==================

      o $60,000 promissory note with terms of 10% annual interest rate due and payable in six months.
      o     $200,000 of cash was disbursed.
      o Agreed to disburse $48,000 in $2,000 monthly consulting fees for twenty-four (24) months.

The unaudited Pro Forma Combined Condensed Statements of Operations ("Pro Forma Statements of Operations") for the years ended September 30, 2004 for LTSI and December 31, 2004 for MBI and the six and three month periods ended March 31, 2005 for LTSI and MBI, respectively gives pro forma effect to the acquisition of MBI as if it had occurred on October 1, 2003. The Pro Forma Statements of Operations are based on the historical results of operations of LTSI and MBI for the years ended September 30, 2004 for LTSI and December 31, 2004 for MBI and the six and three month periods ended March 31, 2005 for LTSI and MBI, respectively, without giving effect to any cost savings measures that LTSI may have been able to realize for the periods presented.

                           LOCAL TELECOM SYSTEMS, INC.
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (UNAUDITED)

The unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2005 ("Pro Forma Balance Sheet") gives pro forma effect to the acquisition of MBI as if it had occurred on that date. The Pro Forma Statements of Operations and the Pro Forma Balance Sheet and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of LTSI and notes thereto and the historical financial statements of MBI and notes thereto.

The Pro Forma Information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of LTSI after the acquisition of MBI, or the financial position or results of operations of LTSI that would have actually occurred had the acquisition of MBI been effected as of the date or for the periods presented.